As filed with the Securities & Exchange Commission on March 26, 2004

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIDELITY CAPITAL CONCEPTS LIMITED

(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	2300 (Primary Standard Industrial Classification Code Number)	98-0222930 (I.R.S. Employer Identification No.)

Suite 1000

409 Granville Street

Vancouver, B.C.

V6C 1T2   Canada

Telephone:  (604)681-9588

(Address and telephone number of principal executive offices)

Suite 1000

409 Granville Street

Vancouver, B.C.

V6C 1T2   Canada

(Address of principal place of business or intended principal place of business)

Gerald R. Tuskey, Personal Law Corporation

Suite 1000, 409 Granville Street

Vancouver, B.C.

V6C 1T2   Canada

(604)681-9588

(Name, Address and telephone number of agent for service)

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [___]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [___]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [___]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    [___]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to Be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, Par value $0.0001	2,900,000 shares	$0.10	$290,000	$36.74

(1)

The offering price per share for the selling shareholders was estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENTS SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS

FIDELITY CAPITAL CONCEPTS LIMITED

2,900,000 SHARES OF COMMON STOCK

Fidelity Capital Concepts Limited is a company organized in the State of Nevada and is in the business of wholesale and retail garment sales through the internet and via mail order.

The selling shareholders named in this prospectus are offering the 2,900,000 common shares of our stock registered through this prospectus.  The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under U.S. securities laws.

Our common stock is presently not traded on any market or securities exchange.

This offering will expire 24 months from the effective date of this prospectus.

____________________

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled "Risk Factors" on page 5.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

____________________

The date of this Prospectus is March 26, 2004.

PROSPECTUS SUMMARY

Our Company

We were incorporated on October 29, 1999 as Fidelity Capital Concepts Limited under the laws of the State of Nevada to engage in any lawful corporate purpose.

We have not been involved in any bankruptcy, receivership or similar proceedings.  During the period from our incorporation until we acquired Kim Allan Silk Corp., management of our company considered various original business plans as well as the acquisition of existing businesses.  Other than this activity, our company conducted no business during the first three years of its existence.  We did not generate revenue before we acquired Kim Allan Silk Corp.  Our acquisition of 100% of the issued common shares of Kim Allan Silk Corp. on September 1, 2003 is the first material business which we have undertaken.  We have not engaged in any other material re-classification, merger, consolidation or purchase or sale of significant assets not in the ordinary course of business.  Our company has a September 30 fiscal year end.

Our wholly owned subsidiary, Kim Allan Silk Corp., was incorporated under the laws of the Province of British Columbia on April 25, 2003.  Kim Allan Silk Corp. has not been involved in any bankruptcy, receivership or similar proceedings.  Kim Allan Silk Corp. has not engaged in any material reclassification, merger, consolidation or purchase or sale of significant assets not in the ordinary course of business.  From the period April 25, 2003 to September 1, 2003, Kim Allan Silk Corp. was in the business of organizing its initial affairs including the set up of its website, arrangements for credit card processing, product design and importation and banking arrangements.  The first full month of operations for Kim Allan Silk Corp. was September, 2003.  The revenues from these operations show on the consolidated financial statements which form part of this registration statement.

All dollar amounts in this prospectus are U.S. dollars.

The Offering

Securities being registered:	2,900,000 shares of common stock held by existing shareholders.
Securities Issued:

5,400,000 shares of common stock are issued and outstanding as of the date of this prospectus.  The 2,900,000 shares of common stock to be registered under this prospectus are already issued and may be sold by existing shareholders.

Use of Proceeds:	We will not receive any proceeds from the sale of shares sold by the selling shareholders.

Expiration Date

This offering will expire 24 months from the effective date of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus and any other filings we make with the SEC in the future before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We have no operating history or revenue which would permit you to judge the probability of our success.

We have a short operating history and minimal revenues from operations since our incorporation.  We have no significant assets or financial resources.  Our lack of operating history makes it very difficult for you to make an investment decision based upon our managerial skill.  In the event our business fails as a result of our lack of experience, you could lose your entire investment.

Our management is under no contractual obligation to remain with us and their departure could cause our business to fail.

No member of management has signed a written employment agreement with us and we cannot afford to pay management members.  In the event Ms. Allan, Mr. Tuskey or Mr. Ebert decide to resign as directors or officers of our company, we may be unable to attract other qualified officers and directors.

Our business of internet based retail sales is highly competitive.

We face virtually unlimited competition in the field of internet based retail garment sales and may be unable to operate profitably in the face of this competition for a limited market.

We have limited capital reserves to finance expansion or to protect our company from a down turn in business.

We have cash reserves of approximately $120,000.  These cash reserves may prove to be insufficient to fund future expansion or to maintain our company's operations in the event of a prolonged down turn in business.  In the event we are unable to raise additional capital, our business may fail and you may lose your entire investment.

We have one shareholder who owns a majority of our voting common shares.

Our President, C.E.O. and Director, Mr. Keith Ebert, owns 46.29% of our current issued voting shares.  Mr. Ebert's majority voting position could allow him to initiate changes in our corporate structure or policies which could serve Mr. Ebert's interests ahead of the interests of other shareholders.

Our common shares are not quoted on any exchange or listing service.  Our common shares are penny stock.

Persons who acquire our common shares have limited liquidity or opportunity to sell their shares and may not be able to recover any funds which have been invested in our common shares.  Our common shares fall within the definition of a penny stock.  In the event our shares become quoted on an exchange or listing service, all transactions involving our shares will be subject to special rules established by the Securities and Exchange Commission which require brokers and dealers to complete due diligence on penny stocks being acquired on behalf of clients.  These requirements are onerous and may make an investment in penny stocks less appealing to certain investors which could affect your ability to sell our common shares.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify such forward-looking statements.  You should not place reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

All of the common shares being registered under this prospectus are owned by existing shareholders of our company.  In the event registered shares are sold in the future, all proceeds will accrue to the selling shareholders.

DETERMINATION OF OFFERING PRICE

It is not currently possible to determine a price at which the shares being registered under this prospectus may be sold.  The shares being registered were acquired by our shareholders at $0.001 per share and at $0.25 per share.  Our common shares are not quoted or listed on any exchange.  Future sales of the registered shares either through private transactions or a future listing will be determined by market forces and the independent decisions of selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  We do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are registering a total of 2,900,000 common shares for possible future resale.  2,200,000 common shares being registered were issued to the selling shareholders on November 1, 1999 at $0.001 per share under Regulation S and 700,000 common shares being registered were issued to three selling shareholders on September 1, 2003 at $0.25 per share.  2,500,000 of our common shares owned by Mr. Keith Ebert are not being qualified for resale under this prospectus.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of March 26, 2004.

To the best of our knowledge, the shareholders in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.

Name and Address of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares being Registered by Selling Shareholder	Current Percent of Company Shares Owned
Tom Bollum Beaconsfield, Quebec	50,000	50,000	0.92%
Renata Kubicek Vancouver, B.C.	50,000	50,000	0.92%

Gerald J. Shields Vancouver, B.C.	50,000	50,000	0.92%
Sandra Ann Hughes Surrey, B.C.	50,000	50,000	0.92%
Rob Smith Vancouver, B.C.	50,000	50,000	0.92%
Jackie A. Tuskey Vancouver, B.C.	50,000	50,000	0.92%
Darren Ross South Surrey, B.C.	50,000	50,000	0.92%
Brian Tuskey Courtenay, B.C.	50,000	50,000	0.92%
Mary Ann Myers West Vancouver, B.C.	50,000	50,000	0.92%
Tom Connell Oshawa, Ontario	50,000	50,000	0.92%
Dr. Keith Lim Inc. Vancouver, B.C.	50,000	50,000	0.92%
Jane Shields West Vancouver, B.C.	50,000	50,000	0.92%
Doug Irwin Vancouver, B.C.	50,000	50,000	0.92%
Margot Jones West Vancouver, B.C.	50,000	50,000	0.92%
John Furlan Calgary, Alberta	50,000	50,000	0.92%
Rick Gateman Calgary, Alberta	50,000	50,000	0.92%
Tom Simmons Calgary, Alberta	50,000	50,000	0.92%
John Jardine West Vancouver, B.C.	50,000	50,000	0.92%
Gail Fish West Vancouver, B.C.	50,000	50,000	0.92%
Ro Lal Vancouver, B.C.	50,000	50,000	0.92%
Erin Strench Vancouver, B.C.	50,000	50,000	0.92%
Allen Wilson Vancouver, B.C.	50,000	50,000	0.92%
Beverly Strench Richmond, B.C.	50,000	50,000	0.92%
Neville Ebert Vancouver, B.C.	50,000	50,000	0.92%
Gloria Martino West Vancouver, B.C.	50,000	50,000	0.92%
Bill Martino West Vancouver, B.C.	50,000	50,000	0.92%
Andrew Allan West Vancouver, B.C.	150,000	150,000	2.8%
Haroon Rashid Surrey, B.C.	50,000	50,000	0.92%
Ann Marie Butler Rashid Halifax, Nova Scotia	50,000	50,000	0.92%
Kenny Chan Richmond, B.C.	50,000	50,000	0.92%

Dwight Chan Richmond, B.C.	50,000	50,000	0.92%
Dee Gorrell Delta, B.C.	50,000	50,000	0.92%
Shauna Loiselle West Vancouver, B.C.	50,000	50,000	0.92%
Paul Canfield Keswick, Ontario	50,000	50,000	0.92%
Janet Moher Oshawa, Ontario	50,000	50,000	0.92%
Ruth Canfield Bowmanville, Ontario	50,000	50,000	0.92%
Jill Jankovich Gabriola Island, B.C.	50,000	50,000	0.92%
Dan Nugent Vancouver, B.C.	50,000	50,000	0.92%
Judy Morey Calgary, Alberta	50,000	50,000	0.92%
Rob Furlan Calgary, Alberta	50,000	50,000	0.92%
Sandra Furlan Vancouver, B.C.	50,000	50,000	0.92%
Karen Lynn Bollum Salmon Arm, B.C.	50,000	50,000	0.92%
Dr. Denis Vincent North Vancouver, B.C.	50,000	50,000	0.92%
Lindsay Nevison West Vancouver, B.C.	50,000	50,000	0.92%
Graham Crabtree Anguilla, B.W.I.	500,000	500,000	9.25%
Kim Allan West Vancouver, B.C.	100,000	100,000	1.85%

PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares.  The initial offering price under this prospectus is $0.10 per share.  They may sell some or all of their common stock in one or more transactions, including block transactions:

(1)

on such public markets or exchanges as the common stock may from time to time be trading;

(2)

in privately negotiated transactions;

(3)

through the writing of options on the common stock;

(4)

in short sales; or

(5)

in any combination of these methods of distribution.

The sales price to the public may be:

(1)

the market price prevailing at the time of sale;

(2)

a price related to such prevailing market price; or

(3)

such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as principals.  Brokers or dealers who acquire shares as principals may thereafter resell shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with re-sales may pay or receive commissions to or from the purchasers of shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We are bearing all costs relating to the registration of the common stock under this prospectus.  Any other fees payable in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers are as follows:

Name	Age	Position
Keith Ebert	39	President, C.E.O. and Director
Gerald R. Tuskey	43	C.F.O., Secretary, Treasurer and Director
Kim Allan	37	Vice-President, Operations and Product Development

Our officers and directors will serve until the next annual meeting of the shareholders or until his/her death, resignation, retirement, removal, or disqualification, or until his/her successors have been elected.  Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors.  Our officers serve at the will of the Board of Directors.  There are no family relationships between any executive officer and/or director.

Resumes

Keith Ebert

Mr. Ebert was appointed as a director and officer of our company on October 30, 1999.  Keith Ebert is a qualified Mechanical Engineer BA Sc., MECH (UBC) (1987).  For the period January, 2002 to the present, Mr. Ebert has worked with Matrix Partners Inc. in Vancouver, British Columbia in investment banking.  Matrix Partners Inc. is a closely held private company which typically acts for companies seeking debt or equity financing, share or asset acquisitions or merger candidates.  As a principal of Matrix Partners Inc., Mr. Ebert uses his corporate finance experience and industry contacts to fulfil clients' objectives.  For the period from May, 1997 to December, 2001, Mr. Ebert was self employed managing his investment portfolio.  Mr. Ebert worked for Marleau, Lemire Securities Inc. from February, 1993 to July, 1995 as manager of North American West Coast institutional sales.  Mr. Ebert worked for C.M. Oliver & Co. Ltd. from July, 1995 to May, 1997 as manager of North American West Coast institutional sales.  Marleau, Lemire Securities Inc. and C.M. Oliver & Co. Ltd. were broker dealers registered by the Investment Dealers Association of Canada.  In addition to being a qualified mechanical engineer, Mr. Ebert has passed the Canadian Investment Dealers Association's branch manager's exam and partners, directors and officers' exam.  Mr. Ebert acted as branch manager of C.M. Oliver & Co. Ltd. in London, England from October, 1995 to January, 1997.

Mr. Ebert is also a director of BPI Industries Inc.  BPI Industries Inc. holds oil and gas exploration rights primarily in the State of Illinois and is seeking to explore for and produce coalbed methane.  BPI Industries Inc. is listed on the TSX Venture Exchange under the symbol "BPR".

Gerald R. Tuskey

Mr. Tuskey was appointed as a director and officer of our company on October 30, 1999.  Mr. Tuskey resigned from his positions on February 29, 2000 and was then re-appointed director and officer of our company on September 12, 2003.  Gerald R. Tuskey is a corporate/securities lawyer based in Vancouver, British Columbia.  Gerry has 17 years experience in providing securities and corporate law counsel to a wide variety of domestic and international publicly traded clients.  Gerry is a former director and corporate secretary of Arawak Energy Corporation (formerly A&B Geoscience Corporation) which is a publicly listed oil and gas exploration and development company with concession interests in the Republic of Azerbaijan.  Gerry takes primary responsibility for our company's capital structuring, financing activities and corporate and regulatory filings and compliance.

Kim Allan

Ms. Allan has extensive experience in the management and operation of a retail and wholesale undergarment business.  From 1997 to 2002 she was employed on a contract basis as General Manager of Staples Silk and Luxuries, a retail/wholesale silk undergarment business.  Ms. Allan's responsibilities included day-to-day operations including sales and customer relations.  Ms. Allan was also responsible for business support activities including stock control and ordering, product orders, shipping, customer account reconciliation and monthly bookkeeping.  In April 2003, Ms. Allan incorporated and launched her own venture – Kim Allan Silk Corp. (KAS).  Ms. Allan is not a director of any other reporting companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers.  Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	Keith Ebert Director Suite 2901 1201 Marinaside Crescent Vancouver, B.C. V6Z 2V2	2,500,000 shares Direct Ownership	46.29%
Common	Graham Crabtree 294 Heywood House Anguilla, B.W.I.	500,000 shares Direct Ownership	9.25%
Common	Kim Allan 2150 - 28th Street West Vancouver, B.C. V7V 4M3	100,000 shares Direct Ownership	1.85%
Common	Management as a Group including both executive officers and directors	2,600,000 shares Direct Ownership	48.14%

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share.

The following description of our capital stock discloses all material information relating to our common stock.  The description is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock

As of March 26, 2004, there were 5,400,000 shares of common stock issued and outstanding that were held by 47 shareholders of record.

All shares of common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by shareholders.  Our shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares.  Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of our issued shares represented at any meeting where a quorum is present will be able to elect the entire Board of Directors.  In that event, the holders of the remaining shares of common stock will not be able to elect any directors.  In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution of preferred amounts.  All shares of our common stock issued and outstanding are fully paid and non-assessable.  Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock out of funds legally available for that purpose.

There are no outstanding options or warrants to acquire our shares.  2,900,000 of our shares owned by existing shareholders are being registered under this registration statement.  These shares will become free trading if this registration statement becomes effective.  2,500,000 of our 5,400,000 issued shares are held by Mr. Keith Ebert, a director of our company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Our company was incorporated on October 29, 1999 under the laws of the State of Nevada.  Our corporation has no parent corporation nor does it have any subsidiaries.  Since the date of our incorporation, no director or officer of ours has had any direct or indirect material interest in any transaction or proposed transaction to be completed by our company.  Since the date of our incorporation, we have had no transactions with any promoters of our corporation.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful corporate purpose.

We have not been involved in any bankruptcy, receivership or similar proceedings.  During the period from our incorporation until we acquired Kim Allan Silk Corp., management of our company considered various original business plans as well as the acquisition of existing businesses.  Other than this activity, our company conducted no business during the first three years of its existence.  We did not generate revenue before we acquired Kim Allan Silk Corp.  Our acquisition of 100% of the issued common shares of Kim Allan Silk Corp. on September 1, 2003 is the first material business which we have undertaken.  We have not engaged in any other material re-classification, merger, consolidation or purchase or sale of significant assets not in the ordinary course of business.  Our company has a September 30 fiscal year end.

Our wholly owned subsidiary, Kim Allan Silk Corp., was incorporated under the laws of the Province of British Columbia on April 25, 2003.  Kim Allan Silk Corp. has not been involved in any bankruptcy, receivership or similar proceedings.  Kim Allan Silk Corp. has not engaged in any material reclassification, merger, consolidation or purchase or sale of significant assets not in the ordinary course of business.  From the period April 25, 2003 to September 1, 2003, Kim Allan Silk Corp. was in the business of organizing its initial affairs including the set up of its website, arrangements for credit card processing, product design and importation and banking arrangements.  The first full month of operations for Kim Allan Silk Corp. was September, 2003.  The revenues from these operations show on the consolidated financial statements which form part of this registration statement.

(i)

Our Principal Products and Services

We are in the business of wholesale and retail garment sales through the internet and via mail order.  We entered this market through the acquisition of Kim Allan Silk Corp. ("KAS") which is an operating company.  This subsidiary wholesales and retails knit silk undergarments and silk blended lounge wear by direct customer sales through the internet and by mail order.  It is our intention to develop additional clothing lines for internet and mail order retail and wholesale sales.  This expansion will take place through the acquisition of established, privately owned retail garment businesses and through the development of new garment lines internally by our Vice President of Operations and Product Development.  We have sufficient financing to complete all necessary design work, inventory purchases and marketing.  We anticipate that any operating companies we acquire in the future will be purchased through the issuance of our common shares.

The business operated through our KAS subsidiary is designed around the wholesale and retail sale of knit silk undergarments and silk blended loungewear by direct customer interaction (retail sales), mail order and Internet sales.  The keys to KAS's business strategy are a quality product line and superior customer service involving toll free telephone access, Internet ordering, timely delivery and customer satisfaction.

KAS products are marketed as “Sensible Silk for Every Body”.  Products are marketed to a wide demographic range, male and female from children to adult.  The comfortable fit of our products is stressed along with the many benefits of wearing silk.

The primary goal of KAS is to acquire and maintain a North American position as a wholesale source of knit silk underwear and silk blended loungewear for retail outlets.  Our secondary goal is to develop a retail e-market client base through direct Internet sales.  Our silk blended loungewear is a new product for the North American market and our initial market research through independent product representatives indicates strong interest.

(ii)

Competitive Business Conditions and Our Position In Our Industry

As an online garment retailer and wholesaler, our KAS subsidiary and future similar subsidiaries will face virtually unlimited competition.  There are few barriers to entering the market of retail merchandising over the Internet.  Given the virtually unlimited competition and the fact that our KAS subsidiary is in its infancy, management is of the view that we have not yet established any competitive position in the industry.  We will compete with existing online retail and wholesale garment sellers by relying on management's existing contact and client base, on the unique nature of our initial products and on our marketing and advertising efforts.

(iii)

Sources and Availability of Raw Materials

Our KAS subsidiary manufactures its products through F-Wear Manufacturing of Zhejiang Province, China.  F-Wear produced initial prototypes for each KAS product line and provides ongoing inventory supply.  Based on previous experience with F-Wear, management is satisfied that F-Wear will provide consistent product quality and delivery.  Our manufacturer requires no minimum order level and shipping and delivery costs are included in our manufacturing price.  Inventory requires approximately 45 days for manufacture and delivery to the Canadian west coast.  We are in the process of sourcing alternative manufacturers in South East Asia including India, Bangladesh, Vietnam and Indonesia.  Manufacturers in

these countries are competing successfully within the fine clothing and fabric manufacturing industry.  In the long term, management considers it prudent to have more than one source for manufacturing.

(iv)

Requirement of Government Approval

Online garment retailing and wholesaling is not subject to any onerous government approval processes.  KAS holds its necessary business licenses and an importer's permit from Revenue Canada.  These are the only approvals required for KAS to conduct its current operations.

(v)

Costs and Effects of Compliance with Environmental Laws

The company and its subsidiary, KAS, are not subject to compliance with any local, state or federal environmental laws.

(vi)

Our Full Time and Part Time Employees

We currently have one full time employee and two part time employees.  Our C.E.O., Mr. Keith Ebert and C.F.O., Mr. Gerry Tuskey work for our company on a part time basis.  Our Vice President of Operations and Product Development, Ms. Kim Allan, works for our company on a full time basis.  Ms. Allan hires contract assistance to accept and process orders during retail peaks such as Christmas and Valentine's Day.  We also hire a product representative on a contract basis.

PLAN OF OPERATION

We currently hold working capital of approximately $120,000 which will be sufficient to fund the continuing operations and expansion of our silk garment sales division and possible additional acquisitions.  The funds which we have on hand are also sufficient to pay the expenses associated with our reporting company obligations including increased accounting and legal fees.

Management does not anticipate the need to conduct any product research and development with respect to our silk garment sales division over the next 12 months.  Management does not anticipate the purchase or sale of any significant equipment or significant changes in the number of the company's employees over the next 12 months.  Currently, we maintain sufficient office and warehouse space to accommodate up to a 100% increase in our projected sales over the next 24 months.  Contract employees may be hired during peak retail sales periods to assist in receiving orders and processing shipments.  One of the principal advantages to running wholesale and retail silk garment sales through the internet and via mail order is the ability to maintain low warehousing and payroll expenses.

The following is a discussion of our general plan of operation for the next 12 months.  This plan of operation will be implemented by our Vice-President of Operations and Product Development and is based on her prior experience in internet and mail order wholesale and retail silk garment sales.

There are two primary target groups for KAS products; wholesale customers and retail/internet customers.

Wholesale customers may include some of the following:

  Lingerie stores – full product line

  Sporting Goods stores – turtlenecks, long leggings for wear under winter sports clothing for children and adults

  Motorcycle stores – for wear under leather garments

  Movie Industry supply stores – undergarments for industry (set personnel)

Retail Customers we will target include the following:

  Females primarily ages 25 to 85 years

  Males primarily ages 25 to 85 years

  Children primarily ages 10 to 16 years

KAS supplies its products at a 60% markup for wholesale customers and 100% markup for retail and internet customers.

Wholesale Sales

Our target wholesale group is small retail outlets or special orders for movie/television productions, etc.  We provide our wholesale clients with products within one or five days of receipt of order depending on their location in North America.

Management markets to these outlets from our warehouse.  To complement management’s marketing efforts, we use the services of sales representatives in key North American markets.  KAS has secured the services of a successful and industry respected agent for our product in BC, Alberta, Saskatchewan and Ontario.  We may retain similar sales representatives in other key markets in North America (i.e., New York, Los Angeles).

Retail Sales

Our target retail customer group is middle to upper income women from all age groups.  Our market research indicates that women could account for approximately 80% of the total retail customer sales of KAS.  It is management's experience that women may also order silk undergarments for their children.  Although the primary target group is women, we intend to also market to men.  This is an emerging market we intend to develop.  Previous experience has indicated there is a demand for men’s products.

Our retail prices should be particularly attractive to American customers who, due to favourable exchange rates receive our products at an additional 25% off (depending upon exchange rates).

The design and maintenance of a good web site is crucial to the success of our business.  The domain name “kimallansilk.com” is in use.  The KAS website is readily available, easy to navigate, informative, easy to order from and visually simulating.  It is important that KAS be found easily by the wide range of search engines/Internet surfing web sites.  It will be the web master’s responsibility to maintain a high access level in the search engine directories.

Our main marketing tool for retail sales will be the Internet and web-based sales making full use of available search engines.  Promotion and publicity will reinforce the website address.  We will be focusing on the North American market.

In addition to our focus on Internet based retail sales, we also intend to continue to offer ‘over the counter’ sales services.  Product purchase of KAS products can be made directly from our warehouse site.  We have also developed a system to allow for “home party” sales and joint event sales (i.e., ski or motorcycle shows).  Our first home parties were held in November, 2003.  Individuals or corporations who host home parties or joint events receive 10% of gross sales generated in the form of free KAS products.  Party hosts are required to sign a simple agreement covering the terms of the event.

Growth

During the first 12 months of operation, our primary focus will be to build our market share of the wholesale North American customer base.  We look to expand this customer base through a combination of management’s industry connections and our sales representatives and promotional marketing efforts.  We are currently screening candidates to act as our sales representative in Eastern Canada.  We are also currently considering hiring a sportswear representative to introduce our product line outside of our normal loungewear/lingerie and underwear sector.  We expect to employ a minimum of two sales representatives during the next 12 months.  We will be conducting an advertising mailout to approximately 4,000 private customers and approximately 200 loungewear/lingerie and underwear stores by the end of April, 2004.  Our private customer list and retail store list was built by Ms. Allan following her involvement in E-retail of silk products over the period 1997 to 2002.  There are no legal or contractual restrictions on Ms. Allan's right to use this private customer and retail store list.  Ms. Allan has five years experience managing the day to day operations of an E-business retail operation including sales and customer relations, stock control and ordering, product orders, shipping, customer account reconciliation as well as product design and manufacturing.

Once we have established a solid wholesale customer base, we predict the main growth of KAS will be in the retail customer Internet sales.  Although retail outlets and wholesale clients will be the base of our business, this initiative is seen as a desirable direction of growth given the potential customer base, considerably higher profit margin and the fact that payment is immediate (i.e., credit card).

The guiding principal behind our business is customer service.  Our goal is to provide ‘no-hassle’ ordering, delivery and return service for all our customers.  Our business structure is attractive to customers who seem to be looking to get away from the large department and big box store atmosphere.  This is achieved by our customers always being able to immediately talk to someone or receive a response soon after the customer’s initial contact (either by toll-free phone or email).  Management’s experience in an E-business retail environment has demonstrated that it can be successful if you ensure a quality product, timely free delivery and hassle free shopping anytime of the day.

Sales and Payment

All product sales are made directly out of our warehouse.  For retail sales, KAS accepts cash, cheque, and credit card.  Payment for direct Internet sales is by credit card only, entered with a secure code Internet payment method.  For wholesale customers (e.g., retail outlets), our policy will be ‘cash on delivery’ (COD) or credit card.

Inventory

Our inventory management plan is to keep our stock level as low as possible and institute frequent inventory purchases in smaller amounts.  To ensure that KAS has all items in stock at sufficient quantities, we intend to keep our inventory around the $40,000 level (plus or minus approximately $5,000 worth of stock) for the first year of our plan of operation.  Given that our manufacturer requires no minimum order and that delivery is included in the price of our product, after the initial purchase of $40,000, we intend to order small amounts frequently rather than carrying large amounts of inventory from month to month.  As sales increase, KAS will require an increase in its inventory level.  We anticipate increasing our inventory level to $50,000 at the end of our first full year of operations.

Shipping

We use Canada Post Express Post Service for all deliveries.  With express post, delivery is guaranteed within two days for Canada and mainland US.  A reliable network for post office deliveries and pick-up sites exists throughout Canada and the United States.  Canada Post provides a pick up service, at no charge, for all orders from the warehouse.  If required, parcels can also be dropped in any post office box or postal outlet.

Receiving and Warehousing

All products are received at KAS's warehouse.  Our warehouse is co-located with our West Vancouver office and will serve as the primary storage area for our products.  Should large scale expansion of the business occur, a new warehouse/shipping facility will be sourced with all order processing and customer service to remain in the West Vancouver office.

DESCRIPTION OF PROPERTY

Office Premises

We operate from our offices at 2150 - 28th Street, West Vancouver, British Columbia.  Space is currently provided on a rent free basis by Ms. Allan who is the Vice President, Operations and Product Development of our company.  Ms. Allan is not currently accruing rent.  This policy will be re-evaluated at the end of our first full fiscal year.  We are not a party to any lease.  It is anticipated that this arrangement will remain until we are able to generate significant revenue from operations and require additional space for warehousing or new employees.  Management believes that this space will meet our needs for the next 24 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 2,250,000 common shares at a deemed price of $0.001 per share to Mr. Keith Ebert on November 1, 1999.  Mr. Ebert was issued these shares in consideration for his services in organizing our company, acting as a director and officer and building our business plan.

On September 1, 2003, we issued 100,000 common shares at a deemed price of $0.25 per share to each of Kim Allan and Andrew Allan in consideration for 100% of the common shares of Kim Allan Silk Corp.  Kim Allan and Andrew Allan are related by marriage and were the sole shareholders of Kim Allan Silk Corp.  This acquisition was negotiated and closed at arm's length by management of our company.  Following our acquisition of Kim Allan Silk Corp., Ms. Kim Allan joined our company as Vice-President, Operations and Product Development.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for our common stock.  There has been no trading market to date.  Management has not discussed market making with any market maker or broker dealer.  We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price

Our common stock is not quoted at the present time.  The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and

  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person; and

  make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form,

  sets forth the basis on which the broker or dealer made the suitability determination; and

  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The rules and regulations governing the purchase and sale of penny stocks may be considered cumbersome and a burden to some investors.  As a result, penny stocks will be less appealing to many investors which restricts the potential market for the sale of penny stocks.  As a result, the transferability or liquidity of your stock will be less than that of more senior issuers.

The Securities and Exchange Commission and National Association of Securities Dealers have adopted the position that securities of blank check companies issued to affiliates as well as their transferees are ineligible for resale under Rule 144 unless those previously issued securities have been qualified by a registration statement.  At the date of issuance of our initial 4,700,000 common shares, we were deemed to be a blank check company because we had not adopted a definitive business plan.  This prospectus will qualify 2,900,000 previously issued shares for resale by our existing shareholders.

In general, under Rule 144, a person who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding common shares or the average weekly trading volume during the four calendar weeks before such sale.  Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of our company.

Holders

There are forty seven (47) shareholders of our common stock.

Dividends

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

We do not have a transfer agent at this time.

EXECUTIVE COMPENSATION

Mr. Ebert was issued 2,250,000 shares of our company at a deemed price of $0.001 per share in consideration for his services in organizing Fidelity Capital Concepts Limited and acting as officer and director.  Mr. Ebert purchased an additional 250,000 shares for cash at $0.001 per share.

No other compensation has been awarded to, earned by or paid to our officers and/or directors since our inception.  Management has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations.  As of the date of this registration statement, we have no funds available to pay officers or directors.  Further, our officers and director are not accruing any compensation pursuant to any agreement with us.

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp- ensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Option/SARs (#)	LTIP Payouts ($)	All Other Comp- ensation ($)
Keith A. Ebert, (1) President, C.E.O. and Director	2003 2002 2001	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	0 0 0	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00
Gerald R. Tuskey, C.F.O., Secretary, Treasurer and Director	2003 2002 2001	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	0 0 0	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00
Kim Allan, Vice-President, Operations and Product Development	2003 2002 2001	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	0 0 0	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00

(1)

On November 1, 1999, Mr. Ebert received 2,250,000 common shares of our company at $0.001 per share having a value of $2,250.  This compensation was paid to Mr. Ebert for his services rendered in organizing the affairs of our company.

Stock Option Grants

We did not grant any stock options to any executive officers or directors during our most recent fiscal year ended September 30, 2003.  We have not granted any stock options to any executive officers or directors since September 30, 2003.

Employment Agreements

We do not have an employment or consulting agreement with Mr. Keith Ebert, our President, C.E.O. and Director, Mr. Gerald R. Tuskey, our C.F.O., Secretary, Treasurer and Director or Ms. Kim Allan, our Vice-President, Operations and Product Development.  Messrs. Ebert and Tuskey and Ms. Allan provide their services to us on an as needed basis.  We do not pay any salary or consulting fee to Messrs. Ebert and Tuskey and Ms. Allan.

INDEPENDENT PUBLIC ACCOUNTANTS

Our audited financial statements for the year ended September 30, 2003 and the related statements of loss and deficit, stockholders deficiency and cash flows appearing in this prospectus, have been included herein in reliance on the report of Moore Stephens Ellis Foster, given on the authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

The following unaudited financial statements for the three months ending December 31, 2003 and audited financial statements for the year ending September 30, 2003 are attached to this report and filed as a part of this Registration Statement.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2003

(Unaudited - Prepared by Management)

Index

Consolidated Balance Sheets

Consolidated Statements of Stockholders' Equity (Deficit)

Consolidated Statements of Operations

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

	December 31	September 30
	2003	2003
ASSETS

Current assets
Cash	$113,885	$124,524
Accounts receivable	11,239	18,856
Inventory	35,967	16,456

	161,091	159,836

Equipment	1,575	1,636

Total Assets	$162,666	$161,472

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current liabilities
Accounts payable and accrued liabilities	$3,348	$8,759
Due to related party (note 2)	36,367	28,677

Total Liabilities	39,715	37,436

Stockholders' Equity

Capital stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued:	5,400	5,400
5,400,000 common shares
Additional paid-in capital	118,899	118,354

Accumulated other comprehensive income	717	80

Deficit accumulated during the development stage	(2,065)	202

Total Stockholders' Equity	122,951	124,036

Total Liabilities and Stockholders' Equity	$162,666	$161,472

The accompanying notes are an integral part of these finanical statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Consolidated Statements of Shareholders' Equity

Period from Inception (April 25, 2003) to December 31, 2003

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

The accompanying notes are an integral part of these finanical statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Consolidated Statements of Operations

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

	Cumulative
	from April 25	Three	April 25
	2003	Months	2003
	(inception) to	Ended	(inception) to
	December 31	December 31	September 30
	2003	2003	2003

Sales	$54,663	$28,972	$25,691

Cost of sales	27,535	13,867	13,668

Gross profit	27,128	15,105	12,023

Expenses
Advertising and promotion	6,247	4,287	1,960
Amortization	415	126	289
Automotive	2,787	1,669	1,118
Imputed interest expense	1,545	545	1,000
Interest expense and bank charges	607	607	-
Management fee	1,520	1,520	-
Office and miscellaneous	2,784	2,185	599
Professional fees	3,379	247	3,132
Rent	1,082	1,082	-
Repairs & Maintenance	194	194	-
Sales commissions	2,928	2,928	-
Utilities	1,582	1,135	447
Website design	4,123	847	3,276

	29,193	17,372	11,821

Net income (loss) for the period	$(2,065)	$(2,267)	$202

Earnings per share - basic and diluted		$0.00	$0.00
Weighted average number of
shares outstanding - basic and diluted		5,400,000	4,710,548

The accompanying notes are an integral part of these finanical statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

	Cumulative
	from April 25	Three	April 25
	2003	Months	2003
	(inception) to	Ended	(inception) to
	December 31	December 31	September 30
	2003	2003	2003

Cash flow from (used in) operating activities
Net income (loss) for the period	$(2,065)	$(2,267)	$202
Adjustment for items not involving cash:
- amortization	415	126	289
- imputed interest expense	1,545	545	1,000
Change in non-cash working capital items:
- decrease (increase) in accounts receivable	(11,239)	7,617	(18,856)
- increase in inventory	(35,967)	(19,511)	(16,456)
- increase (decrease) in accounts payable and
accrued liabilities	3,348	(5,411)	8,759
- net effect of the acquisition of
Fidelity Capital Concepts Limited	(2,346)	-	(2,346)

	(46,309)	(18,901)	(27,408)

Cash flows (used in) investing activities
Purchase of equipment	(1,925)	-	(1,925)

Cash flow from financing activities
Increase in due to related party	36,467	7,690	28,777
Proceeds from share issuance	125,000	-	125,000

	161,467	7,690	153,777

Effect of exchange rate changes	652	572	80

Change in cash position during the period	113,233	(11,211)	124,444

Cash position, beginning of period	-	124,524	-
Cash position, end of period	$113,885	$113,885	$124,524

The accompanying notes are an integral part of these finanical statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements December 31, 2003

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

1.                    Basis of Presentation

The accompanying unaudited interim consolidated balance sheets, statement of operations and cash flows reflected all adjustments, consisting of normal recurring adjustments and other adjustments, that are, in the opinion of management, necessary for a fair presentation of the financial position of the Company, at December 31, 2003, and the results of operations and cash flows for the interim periods ended December 31, 2003. The accompanying unaudited consolidated financial statements have been prepared in accordance with the instruction from Form 10-QSB pursuant to the rules and regulations of Securities and Exchange Commission and, therefore, do not include all information and notes normally provided in audited financial statements and should be read in conjunction with the company's consolidated financial statements for the fiscal period ended September 30, 2003 included in the annual report previously filed on Form 10-KSB. The result of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

2.	Related Party Transactions
(a)	The amounts due to related party consists of advances from stockholders which is non-interest bearing with no stated terms of repayments. The Company recorded imputed interest of $545 at 6% per annum for the three months ended December 31, 2003.

	(b)	The Company incurred $2,000 management fees to one of its stockholders for the three months period ended December 31, 2003.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Consolidated Statements of Shareholders' Equity

Period from Inception (April 25, 2003) to December 31, 2003

(Expressed in U.S. Dollars)

(Unaudited - Prepared by Management)

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Consolidated Financial Statements

(Expressed in U.S. Dollars)

September 30, 2003

Index

Independent Auditors’ Report

Consolidated Balance Sheet

Consolidated Statement of Stockholders’ Equity

Consolidated Statement of Operations

 Consolidated Statement of Cash Flows

 Notes to Consolidated Financial Statements

MOORE STEPHENS ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC Canada V6J 1G1

Telephone: (604) 737-8117 Facsimile: (604) 714-5916

Website: www.ellisfoster.com

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

We have audited the consolidated balance sheet of Fidelity Capital Concepts Limited (A development stage company) as at September 30, 2003 and the related consolidated statements of stockholders’ equity, operations and cash flows for the period from April 25, 2003 (inception) to September 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2003 and the results of its operations and cash flows for the period from April 25, 2003 (inception) to September 30, 2003 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, realization of a major portion of the assets is dependent upon the Company’s ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

November 18, 2003, except as to Note 2 which was as of January 14, 2004

“MOORE STEPHENS ELLIS FOSTER LTD.”

Chartered Accountants

MSEFA partnership of incorporated professionals

An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited - members in principal cities throughout the world

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)
September 30, 2003
Consolidated Balance Sheet
(Expressed in U.S. Dollars)

ASSETS
Current assets
Cash	$124,524
Accounts receivable	18,856
Inventory	16,456

159,836
Equipment (note 4)	1,636

Total Assets	$161,472

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$8,759
Due to related party (note 5)	28,677

Total Liabilities	37,436

Stockholders' Equity
Capital stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued:
5,400,000 common shares	5,400
Additional paid-in capital	118,354
Accumulated other comprehensive income	80
Equity accumulated during the development stage	202

Total Stockholders' Equity	124,036

Total Liabilities and Stockholders' Equity	$161,472

The accompanying notes are an integral part of these finanicial statements.

FIDELITY CAPITAL CONCEPTS LIMITED

  (A development stage company)

Period from April 25, 2003 (inception) to September 30, 2003

Consolidated Statements of Shareholders' Equity

  (Expressed in U.S. Dollars)

				Deficit	Accumulated
				accumulated	other	Total	Total
			Additional	during the	Compre-	Stock-	Compre-
	Common stock		paid-in	development	hensive	holders'	hensive
	Shares	Amount	capital	stage	income (loss)	equity	income (loss)

Initial capitalization as a result
of acquisition	4,700,000	$4,700	$(4,600)	$-	$-	$100	$-

Recapitalization to effect the acquisition
of Fidelity Capital Concepts Limited	200,000	200	(2,546)	-	-	(2,346)	-

Common shares issued for cash on
September 12, 2003 for $0.25 per share	500,000	500	124,500	-	-	125,000	-

Imputed interest calculated on advances
from stockholders	-	-	1,000	-	-	1,000	-

Comprehensive income (loss)
- foreign currency translation	-	-	-	-	80	80	80
- net income for the year	-	-	-	202	-	202	202

Balance, September 30, 2003	5,400,000	$5,400	$118,354	$202	$80	$124,036	$282

The accompanying notes are an integral part of these finanical statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)
Period from April 25, 2003 (inception) to September 30, 2003
Consolidated Statement of Operations
(Expressed in U.S. Dollars)

Sales	$25,691
Cost of sales	13,668

Gross profit	12,023

Expenses
Advertising and promotion	1,960
Amortization	289
Automotive	1,118
Imputed interest expense	1,000
Office and miscellaneous	599
Professional fees	3,132
Utilities	447
Website design	3,276

11,821

Net income for the period	$202

Earnings per share - basic and diluted	$0.00

Weighted average number of shares outstanding - basic and diluted	4,740,548

The accompanying notes are an integral part of these finanical statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)
Period from April 25, 2003 (inception) to September 30, 2003
Consolidated Statement of Cash Flows
(Expressed in U.S. Dollars)

Cash flow from (used in) operating activities
Net income for the period	$202
Adjustment for items not involving cash:
- amortization	289
- imputed interest expense	1,000
Change in non-cash working capital items:
- increase in accounts receivable	(18,856)
- increase in inventory	(16,456)
-increase in accounts payable and
accrued liabilities	8,759
- net effect of the acquisition of
Fidelity Capital Concepts Limited	(2,346)

(27,408)

Cash flows (used in) investing activities
Purchase of equipment	(1,925)

Cash flow from financing activities
Proceeds from share issuance	125,000
Increase in due to related party	28,777

153,777

Effect of exchange rate changes	80
Change in cash position during the period	124,444
Cash position, beginning of period	-

Cash position, end of period	$124,524

The accompanying notes are an integral part of these finanical statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements

Period from April 25, 2003 (inception) to September 30, 2003

(Expressed in U.S. Dollars)

1.	Incorporation and Continuance of Operations The Company was incorporated on October 29, 1999 under the laws of the State of Nevada.
The Company’s financial statements are prepared using the general accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company’s management plans on advancing funds on an as needed basis and in the longer term. The Company’s ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations.

2.	Restatement of Financial Statements
On September 1, 2003, Fidelity Capital Concepts Limited (“FCC”) issued 200,000 shares of common stock in exchange for all of the issued and outstanding shares of Kim Allan Silk Corp. (“KAS”), a British Columbia, Canada, private company involved in the undergarment fashion industry.

The Transaction was originally accounted for as the acquisition of KAS by FCC and a $54,428 goodwill was recognized. The accounting method inrecording the transaction was subsequently revised as a recapitalization of KAS. KAS was treated as the acquirer for accounting purposes. That is, the transaction is recorded as the issuance of stocks by KAS for the monetary assets of FCC, accompanied by a recapitalization. The accumulated deficit of FCC was eliminated with the offsetting entry to additional paid-in capital and the $54,428 of goodwill recognized previously was eliminated. The revision also reduced the net income for the period ended September 30, 2003 by $3,572.

3.	Significant Accounting Policies
(a)	Principles of Consolidation
These consolidated financial statements include the accounts of its wholly-owned subsidiary, Kim Allan Silk Corp. (“KAS’”) (collectively the “Company”). All significant inter-company transactions and balances have been eliminated.

	(b)	Principles of Accounting These financial statements are stated in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements

Period from April 25, 2003 (inception) to September 30, 2003

(Expressed in U.S. Dollars)

3.	Significant Accounting Policies (continued)
	(c)	Cash Equivalents
Cash and cash equivalents include highly liquid investments with original maturities of three months or less. As at September 30, 2003, the Company did not have any cash equivalents.
	(d)	Inventories
Inventories are valued at the lower of cost and net realizable value.
	(e)	Equipment
Equipment is recorded at historical cost and depreciation is calculated at 30% using the declining balance method.

Equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset (asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flow expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded is calculated by the excess of the assets’ carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis.

(f)	Revenue Recognition
Sales revenue is recognized at the time of sales and delivery, net of discount and a provision for estimated sales returns.
(g)	Advertising
The Company expenses advertising expenses as incurred. The Company incurred $1,960 advertising expenses for the fiscal year ended September 30,2003.

(h)	Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements

Period from April 25, 2003 (inception) to September 30, 2003

(Expressed in U.S. Dollars)

3. Significant Accounting Policies (continued)

(i)	Foreign Currency Transactions

The parent company and KAS maintain their accounting records in their functional currencies (U.S. dollar and Canadian dollars, respectively). They  translate  foreign currency transactions into its functional currency in the following manner:

At the transaction date, each asset, liability, revenue and expense denominated in foreign currency is translated into its functional currency by the use of  the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

(j)	Foreign Currency Translations

Assets and liabilities of the wholly owned subsidiary are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Revenue and expenses are translated at average exchange rate. Gain and losses from such translations are included in stockholders’ equity (deficit) as a component of other comprehensive income.

(k)	Fair Value of Financial Instruments
Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities and due to related party approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S dollars and Canadian dollars.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements

Period from April 25, 2003 (inception) to September 30, 2003

(Expressed in U.S. Dollars)

3. Significant Accounting Policies   (continued)

(l)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(m)	Accounting for Derivative Instruments and Hedging Activities
The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. The adoption of the statement will not have an impact on the Company’s financial statements.

(n)	Intangible Assets
The Company adopted the Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Other Intangible Assets”, which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over its useful life or its estimated useful life.

The Company does not have any goodwill, nor intangible assets with indefinite or definite life since inception.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements

Period from April 25, 2003 (inception) to September 30, 2003

(Expressed in U.S. Dollars)

3.	Significant Accounting Policies (continued)
	(o)	Comprehensive Income
The Company has adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

	(p)	Stock-Based Compensation
The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation. SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

The Company did not grant any stock options during the fiscal period 2003. The adoption of the statement will not have an impact on the Company’s financial statements.
(q)	Earnings Per Share
Earnings per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, “Earnings Per Share”. Diluted earnings per share is equivalent to basic earnings per share because there are no dilutive securities.

(r)	New Accounting Pronouncements
In November 2002, the Financial Accounting Standard Board issued FASB Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of indebtedness of Others – An Interpretation of FASB Statements of No. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This interpretation clarifies the requirements for a guarantor’s accounting for and disclosures of certain guarantees issued and outstanding. FIN 45 also clarifies the requirements related to the recognition of a liability by a guarantor at the inception of a guarantee. FIN 45 is effective for guarantees entered into or modified after December 31, 2002. The adoption of FIN 45 will not have impact on the Company’s financial statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements

Period from April 25, 2003 (inception) to September 30, 2003

(Expressed in U.S. Dollars)

3.	Significant Accounting Policies (continued)
	(r)	New Accounting Pronouncements (continued)
In December 2002, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 148 (SFAS 148), Accounting for Stock-based Compensation – Transition and Disclosure. SFAS 148 amends SFAS 123, Accounting for Stock-based Compensation, to provide alternative methods for voluntary transition to SFAS 123’s fair value method of accounting for stock-based employee compensation. SFAS 148 also requires disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income (loss) and earnings (loss) per share in annual and interim financial statements. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The adoption of SFAS 148 will not have an impact on the Company’s financial statements.

In January 2003, the Financial Accounting Standard Board issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities – An Interpretation of Accounting Research Bulletin (ARB) No. 51. This interpretation addressed the requirements for business enterprises to consolidate related entities in which they are determined to be the primary economic beneficiary as a result of their variable economic interest. The interpretation is intended to provide guidance in judging multiple economic interests in an entity and in determining the primary beneficiary. The interpretation outlines disclosure requirements for VIEs in existence prior to January 31, 2003, outlines consolidation requirements for VIEs created after January 31, 2003. The company has reviewed its major commercial relationship and its overall economic interests with other companies consisting of related parties, royalty customers and other suppliers to determine the extent of its variable economic interest in these parties. The review has not resulted in a determination that the Company would be judged to be the primary economic beneficiary in any material relationships, or that any material entities would be judged to be Variable Interest Entities of the Company.

In May 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 149 (SFAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133,

Accounting for Derivative Instruments and hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003. The implementation of SFAS No. 149 dose not have any impact on the Company’s financial statements.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements

Period from April 25, 2003 (inception) to September 30, 2003

(Expressed in U.S. Dollars)

3.	Significant Accounting Policies (continued)
	(r)	New Accounting Pronouncements (continued)
In May 2003, the Financial Accounting Standards Board (FASB) approved SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how to classify and measure financial instruments with characteristics of both liabilities and equity. It requires financial instruments that fall within its scope to be classified as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and, for pre-existing financial instruments, as of July 1, 2003. The Company does not have any financial instruments that fall under the guidance of SFAS No. 150 and, therefore, the adoption does not have any effect on its financial statements.

4.	Equipment Cost Accumulated depreciation Net book value Equipment $ 1,925 $ 289 $ 1,636
5.	Due to Related Party
Due to related party consists of advances from stockholders which is non-interest bearing with no stated terms of repayment. The Company recorded imputed interest of $1,000 at 6% per annum for the five months ended September 30, 2003.

6.	Non-cash Financing Activity See Note 2.

FIDELITY CAPITAL CONCEPTS LIMITED

(A development stage company)

Notes to Consolidated Financial Statements

Period from April 25, 2003 (inception) to September 30, 2003

(Expressed in U.S. Dollars)

7.	Income Taxes
At September 30, 2003, the Company has estimated net operating losses carried forward, for tax purposes, totalling approximately $9,000, which may be applied against future taxable income. The potential tax benefits arising from these losses have not been recorded in the financial statements. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in the management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income. The net operating losses carried forward will begin to expire in years 2005 to 2008.

The tax effects of temporary differences that give rise to the Company’s deferred tax asset (liability) are as follows:

Tax loss carry forwards                                                                                                                                                   $ 3,600

Valuation allowance                                                                                                                                                          (3,600)

                                                                                                                                                                                             $ -

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 15, 2003, we dismissed our former accountants, Davidson & Company, Chartered Accountants.  The decision to change our accountants was approved by resolution of our board of directors.

Our financial statements for the period from our incorporation on October 29, 1999 to July 31, 2000 were audited by Davidson & Company.  Davidson & Company did not audit any period from August 1, 2000 to August 15, 2003, inclusive.

No audit report prepared by Davidson & Company contained an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.  The report on the financial statements prepared by Davidson & Company for the period from October 29, 1999 to July 31, 2000 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to Fidelity Capital Concepts ability to continue as a going concern.  There were no disagreements with our former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure of the type discussed in Item 304(a)(1)(iv) of Regulation S-B.

AVAILABLE INFORMATION

We are a reporting company and are subject to the reporting requirements of the Exchange Act.  We voluntarily filed a Form 10-SB on December 2, 2003.  We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus.  This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information.  Statements made in this registration statement are summaries of the material terms of these referenced contracts, agreements or documents but are not necessarily complete.  However, all information we considered material relating to the terms of any referenced contracts, agreements or documents has been disclosed.  Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference.  You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of Fidelity Capital Concepts Limited, or is or was serving at the request of Fidelity Capital Concepts Limited as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of Fidelity Capital Concepts Limited -- except by reason of the fact that such officer is or was a director of Fidelity Capital Concepts Limited in which event this paragraph shall not apply-- in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Fidelity Capital Concepts Limited.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below.  Please note that all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee:

$36.74

Federal Taxes

$0.00

State Taxes and Fees

$0.00

Transfer Agent Fees

$1,200.00

Accounting fees and expenses

$7,000.00

Legal fees and expenses

$1,000.00

Miscellaneous

$1,000.00

TOTAL:

$10,236.74

We will pay all expenses of the offering listed above from cash on hand.  No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On November 1, 1999, we issued 2,450,000 common shares at $0.001 per share to 45 subscribers under Regulation S.  We received cash consideration of $2,450 for these shares.  None of the offerees or purchasers are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c).  Subscribers to the offering acknowledge that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

We issued 2,250,000 common shares at a deemed price of $0.001 per share to Mr. Keith Ebert on November 1, 1999.  Mr. Ebert was issued these shares in consideration for his services in organizing the Company, acting as officer and director and building our business plan.  The value of the services rendered is $2,250.  We relied on the exemption contained in Regulation S of the Securities Act of 1933.

On September 12, 2003, we issued 500,000 common shares at $0.25 per share to Mr. Graham Crabtree under Regulation S.  The purchaser is not a U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c).  The subscribers to the offering acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

On September 1, 2003, we issued to each of Kim Yvonne Allan and John Andrew Allan 100,000 common shares under Regulation S of the Securities Act of 1933 in consideration for 100% of the issued and outstanding common shares of Kim Allan Silk Corp. pursuant to a share purchase agreement dated September 1, 2003.  These shares were issued at a deemed price of $0.25 for a total value of $50,000.  The purchasers are not U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c).  The subscribers to the offering acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

EXHIBITS

Item 27

Exhibits

3.1

Articles of Incorporation

3.2

Bylaws

10.1

Share Purchase Agreement

21

List of Subsidiaries of the Registrant

23.1

Consent of Moore Stephens Ellis Foster

UNDERTAKINGS

Item 28

Undertakings

We undertake that we will:

1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 26, 2004.

Fidelity Capital Concepts Limited

/s/Keith Ebert

/s/Gerald R. Tuskey

Keith Ebert, President,

Gerald R. Tuskey,

Chief Executive Officer and Director

Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/Keith Ebert_______________

President, C.E.O.

March 26, 2004

Keith Ebert

and Director

/s/Gerald R. Tuskey__________

C.F.O. and Director

March 26, 2004

Gerald R. Tuskey